AMENDMENT NO. 1 TO
                              THE WARRANT AGREEMENT

          AMENDMENT NO. 1 dated as of April 30, 1999 to the Warrant Agreement, dated as of February 4, 1999 (the "Warrant Agreement") among KMC Telecom Holdings, Inc., The Chase Manhattan Bank, as Warrant Agent, Newcourt Commercial Finance Corporation, Lucent Technologies, Inc. and First Union Investors, Inc.

                               W I T N E S S E T H

          WHEREAS, the parties hereto desire to make certain amendments to the Warrant Agreement;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms defined in the Warrant Agreement and used herein are so used as so defined. In addition, the following terms shall have the meanings set forth below:

          "PREFERRED STOCK WARRANT AGREEMENT 2" means the Warrant Agreement dated as of April 30, 1999 among the Company, The Chase Manhattan Bank, as Warrant Agent and First Union Investors, Inc., which Preferred Stock Warrant Agreement 2 is being entered into in connection with the execution and delivery of the Purchase Agreement 2.

          "PREFERRED STOCK WARRANTS 2" means Warrants issued to holders of Series E Preferred Stock pursuant to the Preferred Stock Warrant Agreement 2, each such Warrant initially entitling the holder thereof to purchase 0.471756 shares of Common Stock at an exercise price of $.01 per share.

          "PURCHASE AGREEMENT 2" means the Securities Purchase Agreement dated as of April 30, 1999 between the Company and First Union Investors, Inc.

          2. AMENDMENT TO SECTION 2.4(B) OF THE WARRANT AGREEMENT.

          Paragraph (b) of Section 2.4 of the Warrant Agreement is amended to read as follows:

          "(b) If the Company fails to redeem all shares of Series F Preferred Stock prior to the date (the "Springing Warrant Date") which is the earlier of
(i) the date that is sixty days after the date on which the Company closes an underwritten primary offering of at least $200 million of its Common Stock pursuant to an effective registration statement under the Securities Act or (ii) February 4, 2001, then the holders of Eligible Shares shall be entitled to receive the Springing Warrants. Each holder of Eligible Shares shall be entitled to receive a number of Springing Warrants equal to (1) 227,273 plus the total number of Warrants and Preferred Stock Warrants 2 held by the holders of Eligible Shares as of the date hereof, multiplied by a fraction, the numerator of which shall be the aggregate liquidation preference of such holder's Eligible Shares and the denominator of which shall be the aggregate liquidation preference of all outstanding Eligible Shares, LESS (2) the number of Warrants and Preferred Stock Warrants 2 held by such holder of Eligible Shares as of the date hereof. On or after the Springing Warrant Date, a holder or holders of at least 10% or more of the aggregate outstanding Eligible Shares may deliver a notice to the Warrant Agent in the form set forth in Exhibit C hereto (the "Springing Notice"), accompanied by a certificate of the Transfer Agent, certifying as to the number of shares of Series F Preferred Stock that are outstanding as of such date."

          Paragraph (c) of Section 2.4 of the Warrant Agreement is amended to add the following sentence at the end thereof.

          "Upon receipt of a certificate for the number of Springing Warrants to which it is entitled under this Section 2.4(c), First Union Investors, Inc. shall deliver such certificate to the Company, and the Company shall issue or shall cause the Warrant Agent to issue to First Union Investors, Inc. in exchange therefor a certificate in the same form as for the Preferred Stock Warrants 2. The Springing Warrants issued to First Union Investors, Inc. shall be subject to the terms and conditions of the Preferred Stock Warrant Agreement 2 and shall not be subject to the terms and conditions of this Agreement."

          3. AMENDMENTS TO SECTION 2.5 OF THE WARRANT AGREEMENT.

          The first sentence of Section 2.5 is hereby amended to read as follows:

          "From time to time, the Company may issue and sell additional Warrants under this Agreement, or additional Warrants under this Agreement, together with shares of Series E Preferred Stock or Series F Preferred Stock, to Additional Purchasers; provided that, any such Additional Purchaser shall agree to all of the terms and conditions of, and assume all of the rights and obligations of a "Purchaser" under this Agreement and the Warrant Registration Rights Agreement, such action to be evidenced by such Additional Purchaser executing and delivering to the Company and the Warrant Agent a counterpart to the signature page of this Agreement (in the form attached hereto as Exhibit D) and the
Warrant Registration Rights Agreement (in the form set forth herein); notwithstanding the foregoing, it is agreed that the Preferred Stock Warrants 2 issued to First Union Investors, Inc. shall not be subject to this Agreement or the Warrant Registration Rights Agreement and that any Springing Warrants issued to First Union Investors, Inc. pursuant to Section 2.4 of this Agreement shall, upon issuance, no longer be subject to the terms of this Agreement (as provided in Section 2.4(c) of this Agreement) or the terms of the Warrant Registration Rights Agreement."

          4. AMENDMENT TO EXHIBIT C TO THE WARRANT AGREEMENT.

          Exhibit C to the Warrant Agreement is deleted and replaced by Exhibit C hereto.

          5. Except as expressly amended hereby, all of the provisions of the Stockholders Agreement are hereby affirmed and shall continue in full force and effect in accordance with their terms.

          6. This Amendment shall be governed and construed in accordance with the laws of the state of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflicts of laws thereof.

          7. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed, this Agreement as of the date first above written.

                                    KMC TELECOM HOLDINGS, INC.


                                     By: /s/ Michael Sternberg
                                        _______________________________
                                        Name:   Michael A. Sternberg
                                        Title:  President


                                     THE CHASE MANHATTAN BANK, as Warrant Agent


                                      By: /s/ P. Kelly
                                         ______________________________
                                         Name:  Patricia Kelly
                                         Title: Vice President


                                     NEWCOURT COMMERCIAL FINANCE CORPORATION


                                     By:/s/ John P. Sirico
                                        ______________________________
                                        Name:   John P. Sirico, II
                                        Title:  Vice President

                                     LUCENT TECHNOLOGIES INC.


                                     By: /s/ Leslie L. Rogers
                                        ______________________________
                                        Name:  Leslie L. Rogers
                                        Title: Managing Director


                                     FIRST UNION INVESTORS, INC.


                                     By:/s/ Pearce Landry
                                        ____________________________
                                        Name:   Pearce A. Landry
                                        Title:  Vice President

                                                                       EXHIBIT C


                                       [Date]


KMC Telecom Holdings, Inc.
1545 Route 206, Suite 300
Bedminster, NJ  07921


The Chase Manhattan Bank
450 West 33rd St., 15th Floor
New York, NY  10001-2697
Attention:  Capital Markets Fiduciary Services

Re:     Warrants (the "WARRANTS") to Purchase
        Common Shares of
        KMC Telecom Holdings, Inc. (the "COMPANY")


Ladies and Gentlemen:

          This notice is being provided pursuant to Section 2.4 of the Warrant Agreement dated as of February 4, 1999, as amended (the "WARRANT AGREEMENT"), among The Chase Manhattan Bank, as Warrant Agent, the Company, Newcourt Commercial Finance Corporation, Lucent Technologies, Inc. and First Union Investors, Inc. and any Additional Purchaser (as described therein). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Warrant Agreement.

          The undersigned hereby certifies that (i) [it is][we are] the holder[s] of at least 10% of the aggregate outstanding Eligible Shares and that
(ii) as of the date of this notice, the Company has failed to redeem all share of Series F Preferred Stock by the earlier of:

                                   (check one)

        (a)     |_|      the date that is sixty days after the date on which
                         the Company closes an underwritten  primary offering of
                         at least $200 million of its Common  Stock  pursuant to
                         an   effective   registration   statement   under   the
                         Securities Act;
                                       or
        (b)     |_|      February 4, 2001

          As a result in accordance with the provisions of Section 2.4 of the Warrant Agreement, each holder of Eligible Shares (or their transferees) shall be entitled to receive a number of Springing Warrants equal to (i) 227,273 plus the total number of Warrants and Preferred Stock Warrants 2 held by the holders of Eligible Shares on April 30, 1999, multiplied by a fraction, the numerator of which shall be the aggregate liquidation preference of such holder's Eligible Shares and the denominator of which shall be the aggregate liquidation preference of all outstanding Eligible Shares, LESS (2) the number of Warrants and Preferred Stock Warrants 2 held by such holder of Eligible Shares on April 30, 1999. The Warrant Agent is hereby authorized and directed to countersign and deliver to each registered holder of Eligible Shares, the number of Springing Warrants each such holder is entitled to receive at such holder's address as set forth on the records of the Transfer Agent for the Series E Preferred Stock and the Series F Preferred Stock.

                       [NAME OF HOLDER OF SERIES [E][F] PREFERRED STOCK

                       By:________________________
                       Name:
                       Title:

                       Number of shares of Series [E][F] preferred Stock:_______



                       [NAME OF HOLDER OF SERIES [E][F] PREFERRED STOCK

                       By:________________________
                       Name:
                       Title:

                       Number of shares of Series [E][F] preferred Stock:_______










                                      C-2